EXHIBIT 23.1


SHERB & CO., LLP
805 Third Avenue New York, NY 10022    Voice: 212 838-5100     Fax: 212 838-2676
 ______________________________________________________________________________
Certified Public Accountants



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the incorporation in this Registration Statement on Form SB-2, of our report dated May 17, 2002 for the period ended March 31, 2002 relating to the balance sheet of iGames Entertainment, Inc. as of March 31, 2002 and the related statements of operations, stockholders' equity, and cash flows for the period May 9, 2001 (inception) through March 31, 2002. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants



New York, New York
February 12, 2003